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                                                                     Exhibit 5.1
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                     Opinion of Morgan, Lewis & Bockius, LLP


Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York  10178

February 21, 2006

Intermagnetics General Corporation
450 Old Niskayuna Road
P.O. Box 461
Latham, NY 12110-0461


Re: Registration Statement on Form S-3 for Debt Securities, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts, Units and Common Stock
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Ladies and Gentlemen:

We have acted as counsel to Intermagnetics General Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-3, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act") and the rules and regulations promulgated thereunder, for the registration by the Company of its Debt Securities, Warrants, Preferred Stock, Depositary Shares, Purchase Contracts, Units, Common Stock and by the Subsidiary (as hereinafter defined) of its guarantees with respect to the Debt Securities of the Company ( collectively the "Securities"). Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the Prospectus included therein, the form of Indenture for Senior Securities to be entered into by the Company and its subsidiaries named therein (the "Subsidiaries") and JPMorgan Chase Bank, N.A. as trustee (filed as exhibit 4.1 to the Registration Statement), the form of Indenture for Subordinated Securities to be entered into by the Company, the Subsidiaries and JPMorgan Chase Bank, N.A., as trustee (filed as exhibit 4.2 to the Registration Statement) (the "Subordinated Indenture"), the form of Deposit Agreement (filed as exhibit 4.3 to the Registration Statement), the resolutions of the Board of Directors of the Company and such other documents and records as we have deemed necessary.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.

We have also assumed that (i) the definitive terms of any Security, other than Common Stock, offered pursuant to the Registration Statement will have been established in accordance with the previously mentioned resolutions of the Board of Directors of the Company and the Board of Directors of each Subsidiary, if appropriate, and applicable law, (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (iii) any Securities consisting of Common Stock or Preferred Stock of the Company, including Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized and issued, and the certificates evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the Company which will be no less than the par value, if any, thereof, (iv) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the "Commission") describing the Securities offered thereby, and (v) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to the issuance and sale of any Debt Securities and any Guarantees with respect thereto, we have further assumed that (i) the Senior Indenture or the Subordinated Indenture, as appropriate, will have been duly executed and delivered by the Company, the Subsidiaries and the Trustee named therein, and
(ii) such Debt Securities, when issued, will be executed, authenticated and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture with respect thereto. The Debt Securities include any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any Purchase Contracts or Units that may be issued under the indentures relating to the Debt Securities.

With respect to the issuance and sale of any series of Preferred Stock, we have assumed that an appropriate certificate of designations, setting forth the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications and restrictions thereof, with respect to such series of Preferred Stock will have been duly adopted and filed with the Secretary of State of the State of Delaware in the form to be incorporated by reference as an exhibit to the Registration Statement. The Preferred Stock includes any Preferred Stock that may be represented by Depositary Shares or may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

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With respect to the issuance and sale of any Warrants, we have assumed that (i)
a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the Warrant Agent, (ii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Warrant Agent appointed by the Company, and (iii) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company. The Warrants include any Warrants issued under an indenture that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

With respect to the issuance and sale of Depositary Shares for Preferred Stock and Depositary Receipts, we have made the same assumptions set forth above with respect to the issuance and sale of Preferred Stock and, in addition, have assumed that (i) the Deposit Agreement with respect to such Depositary Shares and Depositary Receipts will have been executed and delivered by the Company and the Depositary appointed by the Company in the form filed as an exhibit to the Registration Statement and (ii) the Depositary Receipts will have been executed and delivered by the Depositary and issued (a) against payment of the consideration therefor approved by the Company and (b) as provided in such Depositary Agreement with respect thereto. The Depositary Shares include any Depositary Shares that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

With respect to the issuance and sale of any Purchase Contracts, in addition to the assumptions made herein with respect to any Securities of the Company comprising such Purchase Contracts, we have assumed that (i) the Purchase Contracts will have been duly and validly authorized, created, executed and delivered by the Company, and (ii) the Purchase Contracts will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company. The Purchase Contracts include any Purchase Contracts that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

With respect to the issuance and sale of any Units, in addition to the assumptions made herein with respect to any Securities comprising such Units, we have assumed that (i) a Unit Agreement with respect to such Units will have been executed and delivered by the Company and any Unit Agent appointed by the Company, (ii) the Units will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Unit Agent appointed by the Company, and (iii) the Units will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company. The Units include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

Based upon the foregoing, we are of the opinion that:

         1. Any Securities consisting of Common Stock or Preferred Stock, including any Common Stock or Preferred Stock issuable on conversion, exercise or exchange of other Securities, when issued and delivered, will be duly and validly issued, fully paid and non-assessable.

         2. Any Securities consisting of Debt Securities or Warrants will be duly and validly issued and will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to the benefits provided by the applicable Indenture.

         3. Any Securities consisting of Depositary Shares will be duly and validly issued and will be entitled to the benefits provided by the Depositary Agreement.

         4. Any Securities consisting of Purchase Contracts will be duly and validly issued and will be entitled to the benefits provided by the applicable Purchase Contract.

         5. Any Securities consisting of Units will be duly and validly issued and will be entitled to the benefits provided by the applicable Unit Agreement.

Our opinions set forth in paragraphs 1 through 5 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters". In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

         Very truly yours,

        /s/ Morgan, Lewis & Bockius LLP